Exhibit 10.26

THIS LEASE is made this 8th day of February, 2010 to be effective as of October 1, 2009, by and between Keyser Investment Group, Inc., a Maryland corporation (herein called “Landlord”), and Sinclair Communications, LLC, a Maryland limited liability company (herein called “Tenant”).

The Landlord hereby leases unto the Tenant the following: 2000-2008 West 41st Street, City of Baltimore, State of Maryland, 21211, consisting of that portion of the first floor to the left of the dotted lines as shown on the attached Exhibit “A” consisting of 6050 square feet more or less, and that portion of the second floor to the left of the dotted lines as shown on the attached Exhibit “B”  consisting of 21,325 square feet more or less, and that portion of the third floor to the left of the dotted lines as shown on the attached Exhibit “C” consisting of 9,815 square feet more or less. The aforesaid commercial property subject to this Lease is hereinafter called the “Demised Premises” or “Premises” for an initial term of twenty-three (23) months beginning on the 1st day of October, 2009, and ending on the 31st day of August, 2011, at the following rental:  Seven Hundred Twenty Four Thousand Three Hundred Eighty-Three Dollars and Twelve Cents ($724,383.12) per annum, payable in equal and successive monthly payments of Sixty Thousand Three Hundred Sixty Five Dollars and Twenty-Six cents ($60,365.26) per month on the first (1st) day of each and every month in advance, plus the annual increase as defined following.

Said rent shall be paid to the Landlord at such place as the Landlord may from time to time designate in writing.

THE TENANT AGREES WITH THE LANDLORD, as follows:

1.            Rent. To pay rent when due.

1.1.         Security. In order to secure the Lessee’s performance hereunder, a security deposit of Fifty Thousand One Hundred Sixty-Six Dollars and Sixty Six Cents ($50,166.66) shall be required of Lessee.  Said security deposit is to be paid, along with the first month’s rent.  Providing that the Leased Premises is left in good condition and repair, reasonable wear and tear excepted, and no other obligations are owed by the Lessee to the Lessor, said security deposit shall be returned to the Lessee within thirty (30) days after the expiration of the tenancy; otherwise, said security deposit shall be applied against any unpaid obligations of the Lessee to the Lessor or any repairs to said Leased Premises necessitated by the Lessee’s failure to surrender the Premises in good condition and repair as provided for herein.  Any application of the security deposit or any portion thereof by the Lessor shall not be considered liquidated damages, nor shall it in any way relieve the Lessee from the responsibility to pay any additional sums to the Lessor for any other obligations owed or for the repair of the Leased Premises occasioned by the failure to surrender the Premises in good condition and repair.

2.            Use. To use and occupy the leased Premises solely for the following purposes: television station, offices, studios and related facilities as permitted by applicable zoning. Further, the Tenant agrees not to load the leased Premises beyond its carrying capacity, and it agrees not to use said Premises, whole or in part, for any other purpose without the written consent of the Landlord.

3.             Occupancy. Tenant further agrees to occupy the leased Premises and conduct business therein continuously during the tern or any renewal thereof. If the Tenant shall fail to take possession of the Demised Premises within thirty (30) days after the commencement of the term of this Lease or, if at any time during the term of this Lease or any renewal thereof, the Tenant shall vacate, abandon, or cease to use or occupy said Demised Premises, Landlord, in addition to any other right or rights granted to it under this Lease or by law, may reenter the Demised Premises and remove the Tenant or its legal representatives or other occupant by summary proceeding or otherwise; and in such event, Tenant waives the service of notice of intention to reenter or to institute legal proceedings to that end. In such event, Landlord may without notice or demand enter the Demised Premises, breaking open locked doors, if necessary, to obtain entrance, without liability to action for prosecution or damages for such entry or the manner thereof.

4.             Water Rent. To pay all water rent and sewerage charges chargeable to the said Premises.

5.             Federal, State, and Local Laws, Etc. To observe, comply with, and execute at its, the Tenant’s, expense all laws and valid and lawful rules, requirements, and regulations of the United States, State of Maryland, and of the City or County in which the leased Premises are situate, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization respecting the leased Premises and the manner in which said Premises are or should be used by it.

6.             Assignment and Sublease. That the written consent of the Landlord shall be required to each assignment or sublease of the leased Premises, or any part thereof, whether such assignment or sublease be made by it or by anyone claiming by, through, or under it.

7.             Alterations and Improvements. Tenant shall not make any additions, alterations, or improvements in or to the Demised Premises without Landlord’s written consent. All additions, alterations, and improvements made in or to the Demised Premises by either Landlord or Tenant shall become the property of the Landlord and shall be surrendered with the Premises at the termination of this Lease. Tenant shall have the right to remove or replace its movable trade fixtures; provided, however, Tenant repairs any damages caused by such removal. The failure of Tenant to remove trade fixtures or any of its property at the termination of the term of this Lease shall be deemed abandonment of such property at the option of the Landlord.

8.             Tenant’s Obligation to Repair and Replace/Landlord’s Right on Tenant’s Default. The Tenant shall, at its own expense, make all necessary repairs and replacements to the leased property and to the pipes, heating system, plumbing system, window glass, fixtures, and all other appliances and their appurtenances, all equipment used in connection with the leased property, and the sidewalks, curbs, and vaults adjoining or appurtenant to the leased property. Such repairs and replacements, interior and exterior, ordinary as well as extraordinary, and structural as well as nonstructural, shall be made promptly, as and when necessary. All repairs and replacements shall be in quality and class at least equal to the original work. On default of the Tenant in making such repairs or replacements, the Landlord may, but shall not be required to, make such repairs and replacements for the Tenant’s account, and the expense thereof shall constitute and be collectible as additional rent.

9.             Utilities. The Tenant shall, upon occupancy, procure and pay for all air conditioning, gas, light, power, heat, and hot water used by the Tenant upon said Premises as the same shall become due and payable, and the Tenant agrees that the Landlord shall not be required to furnish any janitor service.

10.          Taxes/Special Assessments. The Tenant shall pay to the Landlord, as additional rent, all taxes payable to the State of Maryland and to the City or County in which the leased Premises are situate, of whatever character or description, levied upon, or assessed against said Premises for any tax year during which this Lease shall be in effect, in whole or in part. Said taxes shall include, but not by way of limitation, all paving taxes, special paving taxes, and any and all benefits of assessments which may be levied on the Premises hereby leased, but shall not include United States income tax or any state or other income tax upon the income or rent payable hereunder. The Tenant shall pay any sum due hereunder to the Landlord prior to the first (1st) day of September of the tax year in which any such taxes, charges, benefits, or assessments shall become due. If the Tenant shall fail to pay any sum due hereunder on or before the first (1st) day of September, as hereinabove provided, together with all accrued interest and penalties thereon, in that event, the Landlord shall be entitled to distrain for said sum, together with such interest and penalties, and the Tenant agrees with the Landlord to pay to the Landlord that sum, including interest and penalties as above set forth, in addition to said rental, in the manner and at the times above set forth, free and clear of all deductions whatsoever.

11.          Condemnation. In the event of condemnation by any public or private authority of any portion of the Premises, this Lease shall continue, and the rent shall not abate unless the condemnation renders the Premises completely unusable for the conduct of any portion of the Tenant’s business thereon; then, upon Tenant giving forty-five (45) days advance written notice of termination to the Landlord, this Lease will terminate. All proceeds of condemnation belong to the Landlord, and the Landlord has the sole right to contest, settle, or litigate condemnation.

12.          Force Majeure. Anything to the contrary hereinabove contained notwithstanding, if it shall appear that the Premises hereby leased, or any part thereof, were destroyed, injured, or damaged to any extent whatsoever (a) as a result of actual warfare, whether such war be declared or not, or (b) as the result of the negligence of Tenant, then, at the option of the Landlord, this Lease may, upon ten (10) days notice in writing by the Landlord to the Tenant, cease and terminate. If it shall appear that such destruction, injury, or damage was the result of the negligence of the Tenant, then there shall be no abatement of rent until after the date of such termination.

13.          Bankruptcy, Receivership, Etc. If, any time, during the term of this Lease or any extension or renewal thereof, there shall be filed by or against Tenant in any Court pursuant to any statute, either of the United States or of any reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, and within thirty (30) days thereafter Tenant fails to secure a discharge thereof, or if the Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement, this Lease, at the option of the Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated; in which event, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or of any Order of any Court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the Premises; and Landlord, in addition to the other rights and remedies Landlord has by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, or deposit of monies received by Landlord from Tenant or others on behalf of Tenant.

In the event of the termination of this Lease, as provided for in this paragraph, Landlord shall forthwith, notwithstanding any other provision of this Lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the rent reserved hereunder for the unexpired portion of the term demised. If such Premises, or any part thereof, be relet by Landlord for the unexpired term of this Lease, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value during the term of the reletting.

14.          Signs, Etc. by Tenant. The Tenant agrees that it will not place or permit any signs, lights, awnings, or poles in or about said Premises without the permission, in writing, of the Landlord; and in the event that such consent is given, the Tenant agrees to pay any minor privileges or other tax therefor. The Tenant agrees that it will not paint or make any change in or on the outside of said Premises without the written permission of the Landlord.

15.          Operation of Premises. The Tenant agrees to keep the sidewalks and curbs in front of said Premises free from snow, ice, dirt, and rubbish, and not to pile any goods on the sidewalk in front of said building or block said sidewalk, and not to do anything that directly or indirectly will take away the access to the Premises from any other tenant of the Landlord or which, in any manner, will obstruct the entrance, halls, or sidewalks of any part of the building of which the leased Premises is a part.

16.          For Sale or Rent Signs. It is agreed between the parties hereto that the Landlord shall have the right to place a “For Sale” or “For Rent” sign on any portion of said Premises for ninety (90) days prior to the termination of this Lease, and to show said Premises to prospective tenants or purchasers.

17.          Limitation of Liability. The Landlord shall not be held responsible for and is relieved from all liability by reason of any damage to any person, persons, or property in the Demised Premises, whether belonging to the Tenant or to any other person, from water, rain, snow, gas, or electricity no matter how caused (including from any pipes or plumbing) that may leak into, issue, or flow from any part of the Demised Premises or from the building of which the Demised Premises is a part or from any place or quarter.

18.          Indemnification by Tenant/Personal Injury and Property Damage. The Tenant hereby relieves the Landlord from any and all responsibility, and the Tenant covenants and agrees to assume all liability, including counsel and attorney’s fees, in any action for damages which may arise from any kind of injury to person or property in or upon or adjacent to the Premises or that may arise from any cause other than from the intentional acts of the Landlord.

19.          Liability of Tenant for Injury to Premises. The Tenant shall be liable to the Landlord for any injury done to the Premises by itself, its agents, servants, employees, or patrons, whether said injury be caused by negligence, default, or willful act.

20.          Indemnification by Tenant/Costs Incurred for Breach. The Tenant shall indemnify the Landlord against and save it harmless from any expense, loss, or liability paid, suffered, or incurred, including counsel and attorney’s fees, arising out of any breach by the Tenant, Tenant’s agents, servants, employees, visitors, or licensees of any covenant or condition of this Lease or arising out of Tenant’s use or occupancy of the leased Premises or arising out of the carelessness, negligence, or improper conduct of Tenant, Tenant’s agents, employees, patrons, or licensees.

21.          Liability Insurance by Tenant. Tenant will keep in force at its own expense so long as this Lease remains in effect a policy or policies of public liability insurance with respect to the leased Premises in companies acceptable to Landlord in form satisfactory to Landlord covering Landlord and Tenant, with minimum limits of $500,000.00 on account of bodily injuries to or death of one person, and $1,000,000.00 on account of bodily injuries to or death of more than one person as the result of any one accident or disaster, and property damage insurance with minimum limits of $100,000.00; and Tenant will further deposit the policy or policies of such insurance or certificates thereof with Landlord. If Tenant shall not comply with its covenants made in this Paragraph 22, Landlord may, at its option, cause insurance as aforesaid to be issued; and in such event, Tenant agrees to pay the premium for such insurance promptly upon Landlord’s demand.

22.          Fire Insurance by Tenant. Tenant, at its expense, will carry fire extended coverage insurance on the leased Premises, as well as any additional improvements Tenant may make, to the full one hundred percent (100%) placement value thereof, with the proceeds payable to the Landlord. It is further agreed that all recoveries for loss shall, unless Landlord waives this requirement in writing after said recovery is received, be applied to the repair or restoration of the damage or destruction for which said recoveries are received; and that, if the insurance proceeds received on said policies are not sufficient to restore the damage properly to the same condition in which the same was prior to the damage thereto, Tenant shall supply the additional cost therefor from its own funds without any claim against the Landlord for reimbursement of the same or for any part thereof. All policies of insurance, pursuant to the provisions of this paragraph or certificates thereof, shall be furnished to and held by the Landlord. Should Tenant fail to carry the aforesaid insurance, Landlord may (but not be required to) cause same to be issued; in which event, all premiums paid by the Landlord shall be due and payable to the Landlord by the Tenant on the date the next installment of rent becomes due under this Lease, and shall be subject to the provisions of this Lease referring to rent and nonpayment thereof.

23.          Waiver of Notice. Tenant hereby waives notice to vacate the Premises upon expiration of this Lease (or at the end of the renewal period, if renewed). If the Tenant shall occupy said Premises after such expiration, it is understood that, in the absence of any written agreement to the contrary, said Tenant shall hold said Premises as a Tenant from month-to-month, subject to all of the other terms and conditions of this Lease at the highest monthly rental reserved in this Lease; provided, however, that the Landlord shall, upon such expiration, be entitled to the benefit of all public general or public local laws relating to the speedy recovery of the possession of lands and tenements held over by Tenant that may be now in force or may hereafter be enacted to the same extent as if statutory notice had been given.

24.          Remedies Cumulative. It is agreed that for the purpose of any suit brought or based on this Agreement, this Agreement shall be construed to be a divisible contract to the end that successive actions may be maintained on said Agreement as successive periodic sums shall mature under said Agreement, and it is further agreed that failure to include in any suit or action any sum or sums then matured shall not be a bar to the maintenance of any suit or action for the recovery of said sum or sums so omitted, and the Tenant agrees that it will not in any suit or suits brought on this Lease for a matured sum for which judgment has not previously been received, plead, rely on, or urge as bar to said suit or suits, the defense of res adjudicata, former recovery, extinguishment, merger, election of remedies, or other similar defense.

25.          Waiver. No assent, expressed or implied, by Landlord to any breach by the Tenant of any of the clauses, provisions, or covenants of this Lease shall be deemed or taken to be a waiver of or assent to any succeeding breach of the same clause or provision or covenant or any preceding or succeeding breach of any other clause, provision, or covenant. No remedy conferred upon Landlord shall be considered exclusive of any other remedy, but shall be in addition to every other remedy available to Landlord under this Lease or as a matter of law. Every remedy herein conferred upon Landlord may be exercised from time to time and as often as the occasion may arise of Landlord deems desirable.

26.          Use of Language and Captions. Any word contained in the text of this Lease shall be read as the singular or the plural and as the masculine, feminine, or neuter gender, as may be applicable in the particular context; and any subheadings used herein are for convenience only and for no other purpose. All headings used herein are for convenience only and may not convey or effect the meaning of this Agreement.

27.          Successors in Interest. This Lease and the covenants, agreements, conditions, and undertakings herein contained are binding upon and shall inure to the benefit of the Landlord, its successors and assigns, and shall be binding upon the Tenant, its successors and assigns, and shall inure to the benefit of the Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord.

28.          Complete Agreement. Tenant acknowledges that Landlord and its agents have made no representations or promises with respect to the leased Premises or the making or entry into this Lease except as herein expressly set forth. This Lease contains all the agreements and representations between the parties. None of the terms of this Lease shall be waived or modified to any extent except by a written instrument signed and delivered by all parties to this Agreement.

29.          Waiver of Jury Trial. Landlord and Tenant hereby waive, to the extent such waiver is not prohibited by law, the right to a jury trial in any action, summary proceeding, or legal proceeding between or among the parties hereto or their successors arising out of this Lease or Tenant’s occupancy of the Demised Premises or Tenant’s rights to occupy the Demised Premises.

30.          Cost of Living Adjustment in Rent. The parties hereto further mutually agree that a record shall be made at the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers (CPI-U), All Items, for Washington-Baltimore (the

“Index”) for the month of February 2009 (the “Base Month”), which record shall serve as a base or beginning point of computing whether there shall be any additional rent paid by the Tenant to the Landlord during the term hereof.  If the Index for the month of February 2010 shows an increase in the Index, the Tenant shall pay the Landlord additional rent during the following lease year period of said Lease an amount equivalent to the percentage of increase in the Cost of Living Index. For example, if, for the month of February 2010, it is determined that the cost in the Index increased eleven percent (11%) over the Index for the month of February 2009, the Tenant shall pay to the Landlord as additional rental for the next year of this Lease beginning on the 1st day of March 2010, to the 28th day of February 2011, eleven percent (11%) more than the fixed annual rental provided for herein. The rent shall continue to increase annually thereafter during each and every year hereof based upon the annual increase in the Cost of Living Index calculated in the same manner as hereinabove. In no event shall any annual increase in rent ever be less than five percent (5%) over the prior year.

In the event that the Index is discontinued, the parties agree to accept comparable statistics on the cost of living for all items for the City of Baltimore which may be issued in lieu thereof by the Bureau of Labor or any successor of same or to an Index mutually acceptable by the parties as a substitute therefor. If the parties do not mutually agree on a Substitute Index, such Substitute Index shall be selected by arbitration. Landlord and Tenant shall each appoint an arbitrator; and if the arbitrators so appointed are unable to agree, this matter shall be determined by a third arbitrator, to be selected by the two arbitrators chosen by the Landlord and Tenant. If there is no agreement as to a third arbitrator, such third arbitrator shall be appointed by a judge sitting in the Circuit Court for Baltimore City, acting in a non-judicial capacity. Landlord and Tenant shall pay the expense for such arbitrator selected by them; and if a third arbitrator is required, jointly for the expense of such third arbitrator.

31.          Governing Law. This Lease shall be interpreted, construed, and enforced under the laws of the State of Maryland applicable to agreements made and to be performed entirely herein.

32.          Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

33.          Notices. All notices, requests consents, and other communications required or permitted to be given hereunder shall be in writing and shall have been deemed to have been given if delivered personally or mailed first class by registered or certified mail, return-receipt requested, as follows (or to such other address as either party may designate in writing to the other in accordance herewith):

IF TO THE LANDLORD:

Keyser Investment Group, Inc.

2000 W. 41st Street

Baltimore, Maryland 21211

WITH A COPY TO:

Steven A. Thomas, Esquire

Thomas & Libowitz, P.A.

100 Light Street, Suite 1100

Baltimore, MD 21202-1053

IF TO THE TENANT:

Sinclair Communications, LLC

2000 W. 41st Street

Baltimore, Maryland 21211

WITH A COPY TO:

Steven A. Thomas, Esquire

Thomas & Libowitz, P.A.

100 Light Street, Suite 1100

Baltimore, MD 21202-1053

IN WITNESS WHEREOF, the parties hereto affix their hands and seals on the day and year first above written.

ATTEST:	LANDLORD:

KEYSER INVESTMENT GROUP, INC.

/s/ Cam Smart	By:	/s/ J. Duncan Smith	(SEAL)
	Name:	J. Duncan Smith
	Title:	Secretary

TENANT:

SINCLAIR COMMUNICATIONS, LLC
By: Sinclair Television Group, Inc. as Sole Member

/s/ Vicky D. Evans	By:	/s/ David R Bochenek	(SEAL)
	Name:	David R Bochenek
	Title:	VP/CAO